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                                                                      Exhibit J5

             Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of The MainStay Funds:

In our opinion, the statements of changes in net assets and the financial highlights of MainStay Blue Chip Growth Fund, MainStay Capital Appreciation Fund, MainStay Common Stock Fund (formerly MainStay Growth Opportunity Fund), MainStay MAP Fund, MainStay Mid Cap Growth Fund, MainStay Mid Cap Value Fund (formerly MainStay Equity Income Fund), MainStay Small Cap Growth Fund, MainStay Small Cap Value Fund, MainStay Value Fund, MainStay Government Fund, MainStay Money Market Fund, MainStay Tax Free Bond Fund, MainStay Convertible Fund, MainStay Total Return Fund and MainStay International Equity Fund (hereinafter referred to as the "Funds") present fairly, in all material respects, the changes in their net assets for the period January 1, 2003 through October 31, 2003 and the year ended December 31, 2002, and the financial highlights for each of the periods in the period ended October 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 18, 2003